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                                   EXHIBIT 23

                                STEGMAN & COMPANY
                          Certified Public Accountants
                                    Suite 200
                               405 East Joppa Road
                            Baltimore, Maryland 21286
                                 (410) 823-8000



                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Sandy Spring Bancorp, Inc.

     We hereby consent to the incorporation by reference in the prospectuses included in Registration Statements No. 33-29316, 33-48453 (including Registration Statement on Form S-8 and Post Effective Amendment No. 2 to Form S-8 with respect to Registration Statements No. 33-29316 and 33-48453 ), 33-35319, 33-56692, 333-11049, and 333-81249, each on Form S-8, and Registration
Statements No. 33-57182 and 333-39139 on Form S-3, and in the Annual Report on Form 10-K of Sandy Spring Bancorp, Inc. for the year ended December 31, 2000, of our report dated February 2, 2001, relating to the consolidated financial statements of Sandy Spring Bancorp, Inc. and Subsidiaries.


                                                      /s/ Stegman & Company
                                                         Stegman & Company


Baltimore, Maryland
March 13, 2001